Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-10661, 333-67376, 333-88040, 333-88042 and 333-112904), Form S-4 (No. 333-112906) and Forms S-8 (No. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877 and 333-109879) of Valeant Pharmaceuticals International (formerly ICN Pharmaceuticals, Inc.) of our report dated March 10, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Orange County, California
March 10, 2004